SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 23, 2005 (August 18, 2005)

VSOURCE, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-30326	77-0557617
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7855 Ivanhoe Avenue, Suite 200, La Jolla, California 92037-4508 (Address of principal executive offices)

Registrant's telephone number, including area code: (858) 551-2920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.       Entry into a Material Definitive Agreement.

        On August 18, 2005, the Board of Directors of Vsource, Inc. ("Vsource") approved employment agreements for (i) David Hirschhorn and (ii) Todd Parker, Co-Chairmen of the Board and Co-Chief Executive Officers of Vsource.

Hirschhorn Employment Agreement

        Mr. Hirschhorn's employment agreement is with Vsource (USA) Inc., a wholly owned Vsource subsidiary ("Vsource USA"), and is dated as of July 18, 2005. This agreement is for a three year term.

        Under this agreement, effective July 18, 2005, Mr. Hirschhorn receives annual base salary as follows:

Year	Annual Base Salary
Year One - Ends July 18, 2006	$204,000
Year Two - Ends July 18, 2007	$240,000
Year Three - Ends July 18, 2008	$360,000

        Under this agreement and as soon as practicable, Vsource USA will work with Mr. Hirschhorn to facilitate Employee's establishment and adoption a company stock trading program (the "Trading Program") in accordance with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, which program shall provide for the establishment of "blind trusts" and Rule 10b5-1 sales plans to Mr. Hirschhorn to satisfy liquidity and diversification objectives and to increase the amount of Vsource common stock available to investors. Upon the establishment of the Trading Program, Mr. Hirschhorn may make an annual election to receive base salary payments, in whole or in part, in shares of Vsource common stock registered under a Form S-8 registration statement ("S-8 Stock") or restricted shares of Vsource common stock. Mr. Hirschhorn is obligated, under the agreement, to make such election in writing to Vsource USA and Vsource USA shall work with Mr. Hirschhorn and the Trading Program administrator to implement such election as soon as practicable with respect to future compensation, but no earlier than sixty (60) days following receipt of the written election.

        Under his employment agreement, Mr. Hirschhorn is eligible for an annual target incentive bonus of up to 300% of the applicable base salary. This bonus is payable upon achievement of certain performance targets to be set by the Board of Directors or a Compensation Committee of the Board of Directors. As with base salary payments, Mr. Hirschhorn may elect under his employment agreement to receive bonuses in cash, S-8 Stock or restricted shares of Vsource common stock.

        Under his employment agreement, Mr. Hirschhorn is guaranteed an annual incentive bonus as follows:

Year	Guaranteed Annual Bonus
Year One	$50,000
Year Two	$75,000
Year Three	$100,000

        Under his employment agreement, Mr. Hirschhorn received a sign-on grant of 1,250,000 restricted shares of Vsource's common stock. These shares are immediately vested and were issued under the Vsource 2001 Stock Options/Stock Issuance Plan (the "Plan"), which plan was approved by shareholders at Vsource's 2001 annual

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meeting. In addition to this grant, the agreement provides that Mr. Hirschhorn will receive annual grants of Vsource common stock or options to purchase Vsource common stock as may be determined by the Board of Directors or Compensation Committee. There is a minimum annual grant of 50,000 shares of restricted common stock under this agreement, which shares shall be fully vested at the time of issuance.

        Along with his sign-on grant of 1,250,000 restricted shares of Vsource common stock, Mr. Hirschhorn also received a $7,500 cash signing bonus. In the event Mr. Hirschhorn should voluntarily terminate his employment with Vsource prior to the end of the three year employment agreement term, Mr. Hirschhorn is obligated to reimburse Vsource USA on a pro-rata basis for the sign-on grant of restricted shares and the cash signing bonus.

        Vsource may immediately terminate Mr. Hirschorn's employment agreement with cause upon the happening of certain specified events. The Board of Director may, at its discretion, terminate Mr. Hirschhorn's employment upon written notice without cause; provided, however, in the event Mr. Hirschhorn is terminated without cause Vsource is obligated to pay Mr. Hirschhorn a lump sum payment as follows: (i) if terminated within Year One, the lump sum payment includes all unpaid base salary and guaranteed annual bonuses through the end of Year Three or (ii) if terminated within Years Two and Three, the lump sum payment is equal to twice the then applicable base salary. The lump sum payment is due no later than thirty days following termination. Mr. Hirschhorn may terminate his employment agreement upon at least sixty days written notice to Vsource.

        Upon the "Change of Control" of Vsource as defined in this agreement, all of Mr. Hirschhorn's Vsource securities will immediately vest to the extent they have not already done so.

Parker Employment Agreement

        Mr. Parker's employment agreement is also with Vsource (USA) and is for a three year term. The terms and conditions of Mr. Parker's employment agreement are identical to Mr. Hirschhorn's employment agreement, except with regard to compensation paid or payable to Mr. Parker.

        Specifically, under his employment agreement Mr. Parker's compensation is as follows: (i) Mr. Parker's annual base salary is $96,000 for each year in his employment agreement's three year term; (ii) Mr. Parker received a sign-on grant of 350,000 fully vested restricted shares of Vsource common stock, which shares were issued under the Plan,; and (iii) Mr. Parker's guaranteed annual incentive bonus is:

Year	Guaranteed Annual Bonus
Year One	$25,000
Year Two	$50,000
Year Three	$75,000

        Vsource issued a press release on July 18, 2005 announcing Mr. Hirschhorn's and Mr. Parker's appointment as Co-Chairmen and Co-Chief Executive Officers. A copy of this press release, which included biographical detail on Messrs. Hirschhorn and Parker, was attached as Exhibit 99.1 to a Current Report on Form 8-K filed by Vsource on July 20, 2005, which report is herein incorporated by reference.

        The descriptions of each of Mr. Hirschhorn's and Mr. Parker's employment agreements contained in this Item 1.01 is qualified in its entirety by reference to the full text of their employment agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively.

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Item 3.02.       Unregistered Sales of Equity Securities.

        In connection with the establishment of the Advisory Board described below, Vsource intends to issue warrants to purchase up to 900,000 shares of Vsource common stock to Advisory Board members as compensation for their service as Advisory Board members.

Item 7.01       Regulation FD Disclosure.

        On August 22, 2005, we issued a press release announcing the formation of an advisory board (the "Advisory Board"). The press release (the "Press Release") is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01       Other Events.

        The seven initial members of our Advisory Board identified in the Press Release will receive warrants to purchase Vsource common stock. Vsource has not delivered these warrants yet. A total of up to 900,000 shares of Vsource common stock will be issuable upon exercise of these warrants.

        Once delivered, these warrants have an initial exercise price of US$0.35 per share of underlying Vsource common stock. One-third of the underlying Vsource common stock under these warrants will vest upon delivery, with the remaining two-thirds vesting equally over a two year period. The Advisory Board warrants are exercisable until three years from the date of delivery; provided, however, in the event a person ceases to be a member of the Advisory Board, the holder will have sixty days to exercise the warrant with respect to underlying shares of vested Vsource common stock. We intend to file a registration statement registering the Vsource common stock underlying the Advisory Board warrants for public resale in the U.S. as soon as practicable.

        The number of shares and per share purchase price under the Advisory Board warrants are subject to adjustment as a result of stock dividends, distributions payable in common stock or other securities, stock splits, reverse stock splits, recapitalizations, reclassifications, exchanges, reorganizations, mergers, consolidations or sales of assets. The holders of the Advisory Board warrants will not be entitled to any voting rights or any other rights as a stockholder of our company until they are duly exercised for shares of common stock.

        A copy of the form of Advisory Board warrant is attached as Exhibit 4.2 to this Current Report Form 8-K and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

Exhibit No.	Description
4.2	Form of Vsource common stock purchase warrant issuable to Advisory Board members
10.1	Employment and Non-Competition Agreement by and between Vsource (USA) Inc. and David Hirschhorn dated as of July 18, 2005
10.2	Employment and Non-Competition Agreement by and between Vsource (USA) Inc. and Todd Parker dated as of July 18, 2005
99.1	Press release dated August 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VSOURCE, INC.
Date: August 23, 2005	By:	/s/ David Hirschhorn Name: David Hirschhorn Title: Co-Chief Executive Officer
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EXHIBIT INDEX

Exhibit No.	Description
4.2	Form of Vsource common stock purchase warrant issuable to Advisory Board members
10.1	Employment and Non-Competition Agreement by and between Vsource (USA) Inc. and David Hirschhorn dated as of July 18, 2005
10.2	Employment and Non-Competition Agreement by and between Vsource (USA) Inc. and Todd Parker dated as of July 18, 2005
99.1	Press release dated August 22, 2005